UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 24, 2013

Capital Southwest Corporation

(Exact name of registrant as specified in its charter)

Texas	811-1056	75-1072796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12900 Preston Road, Suite 700, Dallas, Texas	75230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   972-233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

 On January 24, 2013, Heelys, Inc. merged with and into a wholly-owned subsidiary of Sequential Brands Group, Inc. ("Sequential"), with Heelys being the surviving entity (the “Merger”).  As a result of the Merger, Sequential acquired all of the outstanding shares of the common stock of Heelys for approximately $2.25 per share, including all shares owned by Capital Southwest Venture Corporation, a wholly-owned subsidiary of Capital Southwest Corporation (“CSVC”).  CSVC owned approximately 33% of the voting shares outstanding of Heelys common stock.  The sale of the Heelys common stock generated $20,963,948 in cash proceeds to CSVC.  A copy of the press release announcing the merger is attached as Exhibit 99.1 to this Form 8-K.

Exhibit Number	Description
99.1	Press Release January 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2013

By:	/s/ Gary L. Martin
Name: Gary L. Martin
Title: Chairman and President